Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-82124) and Forms S-8 (File Nos. 333-41366, 333-41360, 333-68306 and 333-122787) of Mediacom Communications Corporation of our report dated March 15, 2005, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which are included in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 15, 2005